ACQUISITION AGREEMENT

      THIS ACQUISITION AGREEMENT is entered into as of this 15th day of July, 2001, by and among MoneyFlow Systems International, Inc., a Nevada corporation ("Acquiror"); Security Bancorp Inc., an Alberta, Canada corporation ("SBI" or the "Company"); and the persons listed on Schedule A as the shareholders of SBI (the "Shareholders" and each a "Shareholder").

                              W I T N E S S E T H :

      Whereas the parties hereto desire that the Acquiror shall acquire all of the 2,500,000 issued and outstanding shares of SBI in exchange for 14,000,000 shares of Acquiror common stock on the basis of five and six tenths (5.60) shares of Acquiror for each share of SBI;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Transfer of SBI Common to Acquiror.

      Subject to and upon the terms and conditions hereof, on the Closing Date (as defined below) the Acquiror shall acquire from the Shareholders 100% of the issued and outstanding SBI Common (2,500,000 shares).

      2. Consideration for the Transfer of the SBI Common.

      In consideration for the transfer to the Acquiror of all of the shares of SBI Common, the Acquiror shall issue to the Shareholders tendering their SBI shares at the closing, an aggregate of 14,000,000 restricted shares of Acquiror Common on the basis of five and six tenths (5.60) Acquiror Shares for each SBI share. Unless otherwise specifically indicated hereinafter the Acquiror common shares referred to throughout this Agreement refer to restricted Acquiror common shares, which shares shall represent 100% of all issued and outstanding shares of Acquiror Common Stock and that there are no other convertible securities, convertible notes, rights or warrants are issued or outstanding. Acquiror has no other class of capital stock outstanding and, except as set forth above, has issued no warrants or options to purchase its capital stock.

      3. Acquiror's Commitment to SBI. Acquiror shall not have any day to day responsibilities for the operations or the cash requirements of SBI which shall be operated on a stand alone basis after the closing hereunder. Post Closing and for a period of at least one year thereafter, SBI's board of directors shall consist of Harold F. Schultz, Richard J. Scott and Dale Tingley and any persons jointly designated by such persons.

      4. Transfer and Exchange of Shares.

      (a) It is the intention of the parties hereto that the consummation of the transactions contemplated herein, upon the terms and conditions set forth in this Agreement, shall result in the acquisition of SBI by the Acquiror, in exchange solely for an aggregate of 14,000,000 shares of its voting common stock (its only current issued and outstanding class of stock), for 100% of the SBI stock such that Acquiror will
(a) have "control" (within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code")) of SBI after the consummation of the transactions contemplated hereby and that such transactions will constitute a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code and/or
(b) that SBI shall become a wholly owned operating subsidiary of Acquiror (immediately subsequent to the conclusion of the acquisition).

      (b) Restrictive Legend on Acquiror Common. Upon Closing, the Shareholders shall transfer the SBI Common to Acquiror solely in exchange for an aggregate of 14,000,000 shares of restricted, non-registered Acquiror Common, which are voting shares, pursuant to the terms and provisions hereof. Certificates evidencing such shares of Acquiror Common shall bear the following restrictive legend:

      The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, pledged, hypothecated, or otherwise disposed of in the absence of (i) an effective registration statement for such securities under such act or (ii) an opinion of company counsel that such registration is not required.

      5. Representations and Warranties of SBI. SBI makes the following representations and warranties to Acquiror, each of which is true and correct on the date hereof and shall be true and correct at Closing:

      (a) Due Incorporation, Good Standing and Qualification. SBI is a corporation duly organized, validly existing and in good standing under the laws of Alberta, Canada, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

      (b) Corporate Authority. SBI has the full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. The Board of Directors of SBI has unanimously and duly authorized the execution, delivery and performance of this Agreement.

      (c) Capital Structure.

            (i) SBI is authorized to issue an unlimited number of common shares, without par value, which are voting shares, of which 2,500,000 are currently issued and outstanding and all 2,500,000 shares are validly issued and outstanding, fully paid and non-assessable as of the date hereof, and none of which shares, to SBI's knowledge, have any liens and/or encumbrances against them. Schedule A hereto accurately sets forth the name, address, social security or taxpayer identification number of each shareholder of SBI.

            (ii) There are no options, warrants, rights, stockholder agreements or other agreements or instruments outstanding giving any person the right to acquire any shares of SBI Common and there are no commitments to issue any options, warrants or rights to acquire shares of SBI Common.

      (d) Subsidiaries. Except as set forth on a schedule hereto, SBI has no subsidiaries. As the context requires, each reference to SBI shall be deemed to include a reference to SBI and its subsidiaries as identified on such schedule.

      (e) Litigation. Except as previously disclosed and set forth on a schedule annexed hereto, there are no pending or to the best of SBI's knowledge threatened suits, legal proceedings, claims or governmental investigations of any kind against or with respect to SBI, the Shareholders and/or SBI's assets or any basis for any such suit, legal proceeding, claim or governmental investigation.

      (f) Taxes. SBI has filed all applicable tax returns required to be filed to date in accordance with the provisions of law pertaining thereto, and has paid all taxes, interest, penalties and assessments (including, without limitation, income, withholding, excise, unemployment, Social Security, occupation, transfer, franchise, property, sales and use taxes, and all penalties and interest in respect thereof) required to have been paid to date.

      (g) Governmental Consent. To the best of SBI's knowledge, no permit, consent, approval or authorization of, or filing with, any governmental regulatory authority or agency is required of SBI in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      (h) Compliance with Laws. To the best of its knowledge SBI is in compliance with all material applicable existing requirements of laws, foreign, federal, state and local, and all existing applicable material requirements of governmental bodies or agencies having jurisdiction over it and to the best of its knowledge has all necessary licenses (foreign, federal, state and/or local) required of it in order to conduct its current business activities.

      (i) Financial Statements. (a) The financial statements of SBI, as of October 31, 2000 (the "Financial Statements") previously delivered to Acquiror and attached hereto as an Exhibit, have been audited. To the best of SBI's knowledge, the Financial Statements have been prepared in accordance with generally accepted accounting principles, are correct and complete in all material respects and fairly and accurately present the financial condition of SBI as of the dates and for the periods stated therein. SBI has no material liabilities or obligations of a type which would be included in a balance sheet prepared in accordance with generally accepted accounting principles, except as and to the extent disclosed on the Financial Statements delivered hereunder. The words "Financial Statements" as the same appear throughout this Acquisition Agreement refer to both the Financial Statements as well as all Notes to the Financial Statements in their entirety (unless otherwise specifically indicated).

      (j) Conflict With Documents. Neither the execution, delivery and performance of this Agreement by SBI, nor the consummation of the transactions contemplated hereby, either immediately or with the passage of time or the giving of notice or both will:

            (i) conflict with or cause a breach or default under any of the terms and conditions of, or result in a termination or modification of, or cause any acceleration of any material obligations of SBI under any contract, lease or other instrument to which SBI is bound; or

            (ii) conflict with any material provisions of SBI's Certificate of Incorporation, By-laws or any other laws or regulations by which SBI is bound; or

            (iii) result in the creation or imposition of any liens, charge or encumbrance against SBI or any of its assets.

      (k) Absence of Material Changes. Except as specifically set forth herein or in any Exhibit hereto or in SBI's Financial Statements, since the date of the Financial Statements:

            (i) there has not been any change materially adversely affecting the financial condition of SBI ;

            (ii) SBI has operated its business in the ordinary course of business which includes the continual marketing efforts in accordance with its business plan;

            (iii) SBI has maintained its books, accounts and records in the usual, customary and ordinary manner;

            (iv) SBI has not knowingly waived any pre-existing right of substantial value;

and

            (v) Except as set forth on a disclosure schedule annexed hereto, SBI has not borrowed any money.

      (l) Statements and Other Documents Not Misleading. No provision of this Agreement relating to SBI or any other document, schedule or other information furnished by SBI to Acquiror in connection with the execution, delivery and performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in order to make the statement, in light of the circumstances in which it is made, not misleading.

      (m) Contracts and Insurance. Annexed hereto is a schedule of all written agreements for employment, excluding distributorship agreements, agreements involving commitments in excess of 90 days and all licence agreements entered into by SBI, copies of all of which have previously been delivered to Acquiror. Annexed hereto is a schedule of all policies of insurance related to SBI's business, all of which are in full force and effect and copies of which have previously been delivered to Acquiror.

      6. Title to the Shares. Each of the Shareholders represents and warrants to Acquiror that he or she has good and marketable title to the SBI Common delivered by him or her to Acquiror, free and clear of any liens, pledges, claims and encumbrances (other than restriction on transfer as a result of securities laws), and each has the right to sell, transfer and assign the foregoing to Acquiror.

      7. Representations and Warranties of Acquiror. Acquiror makes the following representations and warranties to SBI and to the Shareholders each of which is true and correct on the date hereof and shall be true and correct at Closing.

      (a) Due Incorporation, Good Standing and Qualification. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite corporate power and authority to own, operate and lease its assets and to carry on its business (if any) as it is now being conducted.

      (b) Corporate Authority. Acquiror has the full corporate power and authority to enter into, execute and deliver this Agreement.

      (c) Capital Structure.

            (i) As of the date hereof, Acquiror has authorized 50,000,000 shares of common stock, par value $.0001 per share, none of which are issued and outstanding, and no shares are reserved for options. There are no other outstanding securities of the Acquiror.

            (ii) There are no pre-emptive rights, options, warrants, or other rights, stockholder agreements or other agreements or instruments outstanding giving any person the right to acquire any securities of Acquiror, nor are there any commitments to issue any options, warrants or rights to acquire securities of Acquiror or any obligation to issue any other form of securities or notes of Acquiror to anyone nor have any dividends been declared by Acquiror or shares of Acquiror set aside for such purposes.

      (d) Status of Acquiror Common Stock to be Issued. The shares of Acquiror Common to be issued pursuant to this Agreement shall be, when issued, duly and validly authorized and issued, fully paid and non-assessable and each of such shares shall bear the restrictive legend as heretofore indicated elsewhere in this Agreement and the record and beneficial owner of such shares shall receive good and marketable title to such shares free and clear of any liens and/or encumbrances.

      (e) Subsidiaries. The Acquiror has no Subsidiaries.

      (f) Litigation. There are not now nor have there been since the inception of Acquiror any pending or to the best of its knowledge threatened suits, legal proceedings, claims or governmental investigations against or with respect to Acquiror or its assets or to the best of its knowledge any basis for any such suits, legal proceedings, claims or governmental investigations.

      (g) Conflict With Documents. Neither the execution, delivery and performance of this Agreement by Acquiror nor the consummation of the transactions contemplated hereby, either immediately or with the passage of time or the giving of notice or both will:

            (i) Conflict with or cause a breach or default under any of the terms and conditions of, or result in a termination or modification of, or cause any acceleration of any obligations of Acquiror under any contract, lease or other instrument to which Acquiror is bound; or

            (ii) Conflict with or violate the provisions of Acquiror's Certificate of Incorporation, as and if amended, and By-laws or any other laws or regulations by which Acquiror is bound; or

            (iii) Result in the creation or imposition of any lien, charge or encumbrance against Acquiror or any of its assets.

      (h) Taxes. Acquiror has filed (or will promptly file) all applicable Federal, state, local and foreign tax returns required to be filed to date in accordance with the provisions of law pertaining thereto and has paid (or will promptly pay) all taxes, interest, penalties and assessments (including without limitation, income, withholding, excise, unemployment, social security, occupation, transfer, franchise, property, sales and use taxes, and all penalties and interest in respect thereof) required to have been paid to date; and all taxes of all types have been accrued on the Acquiror's books or paid as the case may be.

      (i) Acquiror Financial Statements. Acquiror is a newly incorporated company which has had no operations to date. As such, there are no financial statements. It is the parties' understanding that an audit will be conducted after the proposed acquisition is consummated.

      (j) Conflict With Documents. Neither the execution, delivery and performance of this Agreement by Acquiror, nor the consummation of the transactions contemplated hereby, either immediately or with the passage of time or the giving of notice or both will:

            (i) conflict with or cause a breach or default under any of the terms and conditions of, or result in a termination or modification of, or cause any acceleration of any material obligations of Acquiror under any contract, lease or other instrument to which Acquiror is bound; or

            (ii) conflict with any material provisions of Acquiror's Certificate of Incorporation, By-laws or any other laws or regulations by which Acquiror is bound; or

            (iii) result in the creation or imposition of any liens, charge or encumbrance against Acquiror or any of its assets.

      (k) Absence of Material Changes. Except as specifically set forth herein or in any Exhibit hereto:

            (i) there has not been any change materially adversely affecting the financial condition of Acquiror ;

            (ii) Acquiror has operated its business in the ordinary course of business which includes the continual marketing efforts in accordance with its business plan;

            (iii) Acquiror has maintained its books, accounts and records in the usual, customary and ordinary manner;

            (iv) Acquiror has not knowingly waived any pre-existing right of substantial value; and

            (v) Except as set forth on a disclosure schedule annexed hereto, Acquiror has not borrowed any money.

      (l) Statements and Other Documents Not Misleading. No provision of this Agreement relating to Acquiror or any other document, schedule or other information furnished by Acquiror to Acquiror in connection with the execution, delivery and performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in order to make the statement, in light of the circumstances in which it is made, not misleading.

      (m) Contracts and Insurance. Annexed hereto is a schedule of all written agreements for employment, excluding distributorship agreements, agreements involving commitments in excess of 90 days and all license agreements entered into by Acquiror, copies of all of which have previously been delivered to Acquiror. Annexed hereto is a schedule of all policies of insurance related to Acquiror's business, all of which are in full force and effect and copies of which have previously been delivered to Acquiror.

      8. Mutual Covenants. The parties hereto agree to execute and deliver all such other documents as any party and/or their respective counsel may reasonably request in writing from the date hereof until Closing (and if necessary subsequent to Closing) in order to effectuate the transactions contemplated by this Agreement.

      9. Covenants of SBI.

      (a). From the date hereof until the Closing Date, both SBI and the Shareholders shall use their best efforts to cause SBI to:

            (i) Conduct its business activities and affairs in the ordinary course of business in accordance with its business plan as previously delivered to Acquiror;

            (ii) Use its best efforts to preserve its business organization intact, to keep available the services of those current employees that SBI , in its discretion, feels should be retained and to preserve its relationship with customers to the extent practicable and all others with whom it deals similarly to the extent practicable and/or reasonable;

            (iii) Properly give Acquiror notice of any material adverse change in its financial condition, business or affairs;

            (iv) Not mortgage, pledge, transfer or assign any of its assets without written consent of the Acquiror.

            (v) Maintain its books and records in a manner consistent with past practices;

            (vi) Not enter into any employment agreements without the written consent of the Acquiror.

            (vii) Make available for inspection all books and records which Acquiror may reasonably request from time to time as Acquiror deems necessary or appropriate to evaluate the business affairs and financial condition of SBI .

            (viii) Furnish Acquiror with such information, financial or otherwise, concerning SBI , the Shareholders, officers and directors, as is available to SBI and as Acquiror may reasonably request.

      (b) Notwithstanding anything to the contrary that may be contained in paragraph 9(a) hereof, Acquiror acknowledges that SBI has made no representation whatsoever regarding its business activities other than as contained herein and/or by Exhibits and/or Schedules annexed hereto including, but not limited to its certified financial statements and notes thereto; SBI understanding that Acquiror is fully relying on the representations contained in such documents and would not entertain the acquisition contemplated herein absent such documents being wholly accurate and complete in all material respects.

      10. Covenants of Acquiror. From the date hereof until the Closing Date, Acquiror shall:

      (a) Conduct its business activities and affairs in the ordinary course of business, which shall mean that it shall conduct no activity other than activities preparatory to the closing hereunder;

      (b) Use its best efforts to preserve its business organization intact;

      (c) Properly and promptly give SBI notice of any change in its financial condition, business or affairs;

      (d) Not mortgage, pledge, transfer or assign any of its asset, nor dissolve, liquidate, cease to do business as a going concern or merge with any other entity;

      (e) Maintain its books and records in a manner consistent with past practices;

      (f) Not incur any liabilities or contingent liabilities; and not enter into any agreements (except as may be indicated in this Acquisition Agreement);

      (g) Make available for inspection all books and records or other information which SBI or the Shareholders may reasonably request from time to time as SBI or the Shareholders deem necessary or appropriate to evaluate the business, affairs and financial condition of Acquiror;

      (h) Acquiror shall: (i) retain as confidential and not to reveal to any others for any reason whatsoever all information furnished by SBI or at its request, concerning SBI , its present and proposed business, its financial condition, and its officers, directors and Shareholders; and (ii) not, directly or indirectly, use any such information to compete in any way with any present or presently contemplated business of SBI excepting for all disclosure as may be required by applicable federal, state and local laws as well as (but by no means limited to) applicable SEC rules and regulations.

      (j) Acquiror shall not issue any public statements, cause any press releases to be issued or cause any mailings to its stockholders to be made regarding any of the transactions contemplated herein without first providing SBI 's counsel with the proposed written statements or releases and without first obtaining SBI 's counsel's written consent regarding publication of such statements, which consent shall not be unreasonably withheld.

      10.1 Covenants of SBI , Acquiror and Shareholders. From the date hereof until the Closing, Acquiror shall:

      (a) Not authorize nor make any change or amendment in their respective Certificates of Incorporation, By-Laws, or any other document governing either of them; excepting for such amendment to Acquiror's Certificate of Incorporation as may be necessary to effectuate the transactions contemplated herein.

      (b) Not authorize or issue or in any way obligate either of them to issue any of their respective securities or options or any other rights to acquire any such securities.

      10.2 Further Covenants of SBI and Acquiror

      (a) Acquiror, its principals and SBI acknowledge and understand that this Agreement indicates various intentions, which intentions if consummated would result in
(i) changes in control of the Acquiror, (ii) acquisition of assets by Acquiror and (iii) the nomination and election to Acquiror's Board of Directors of new directors as more fully set forth herein.

      (b) The parties hereto further acknowledge that the Agreement contains a significant number of material conditions precedent to the consummation of the proposed transaction and indicates that if Acquiror's and SBI's intention to consummate the transaction materializes that Acquiror shall issue a significant number of restricted shares of its Common Stock to SBI 's current Shareholders in exchange for all of SBI 's then issued and outstanding securities (so that SBI will be a wholly owned subsidiary of Acquiror upon consummation of the proposed transaction).

      11. Continuation and Survival of Representations, Warranties and Covenants. All representations, warranties and covenants made in this Agreement shall continue to be true and correct at and as of the Closing Date and shall survive the Closing and the consummation of the transactions contemplated by this Agreement for two years from the closing date hereof unless otherwise expressly provided herein.

      12. Conditions Precedent to the Obligation of Acquiror. The obligations of Acquiror under this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

      (a) Accuracy of Representations and Warranties. The representations and warranties of SBI under paragraph 5 hereof, and Shareholders under paragraph 6 hereof, herein contained shall have been true and correct in all material respects when made, and, in addition, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on the Closing Date.

      (b) Performance of Agreements. SBI and Shareholders shall have in all material respects performed all obligations, agreements, covenants and conditions contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

      (c) Corporate Approvals. All necessary corporate action on the part of the directors and holders of SBI common stock approving the transactions contemplated by this Agreement shall have been taken.

      (d) Satisfactory to Counsel. All proceedings taken by SBI and all instruments executed and delivered by SBI on or prior to the Closing Date in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to counsel for Acquiror.

      (e) Absence of Prohibitions. No court order prohibiting the acquisition by Acquiror of the SBI Common set forth herein shall be in effect.

      13. Conditions Precedent to the Obligations of SBI and Shareholders. The obligations of SBI and Shareholders, under this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

      (a) Accuracy of Representations and Warranties. The representations and warranties of Acquiror herein contained shall have been true and correct in all respects when made, and, in addition, shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though made on the Closing Date.

      (b) Performance of Agreements. Acquiror shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

      (c) Corporate Approval. All necessary corporate action on the part of the Board of Directors and shareholders of Acquiror approving the transactions contemplated by this Agreement shall have been taken (including, but not limited to the resignation of existing management, the election of New Management and the execution of the consulting agreement referred to herein.

      (d) Proceedings Satisfactory to Counsel. All proceedings taken by Acquiror and all instruments executed and delivered by Acquiror on or prior to the Closing Date in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to counsel for SBI .

      (e) Directors and Officers. Acquiror shall have caused the following persons to be elected as the directors and officers of Acquiror : (i) Harold F. Schultz - President, CEO and Chairman; (ii) (ii) Richard J. Scott - Vice President - Sales, Director; (iii) Dale Tingley - Director (collectively "New Management").

      (f) No Obligations, etc. The Shareholders shall have received documentation establishing to their reasonable satisfaction and that of their counsel that Acquiror has no further obligations in respect of prior dealings with anyone or any firm except as disclosed in its aforesaid financial statements and/or as disclosed herein.

      14. Deliveries to Acquiror on the Closing Date. On the Closing Date, SBI and Shareholders shall deliver to Acquiror the following:

      (a) Two certificates (i) one of which is executed by the President of SBI confirming that the representations and warranties made pursuant to paragraph 5 of this Agreement, and (ii) the second of which is executed by Shareholders confirming that the representations and warranties made pursuant to paragraph 6 of this Agreement, are true and correct in all material respects when first made and on the Closing Date.

      (b) Certified copies of resolutions duly adopted by the Board of Directors of SBI authorizing the execution, delivery and performance of this Agreement, the consulting agreement, the election of New Management and the resignations of existing management and the consummation of the transactions contemplated hereby.

      (c) An Investment Letter executed by the Shareholders in the form presented as an Exhibit attached hereto.

      (d) Certificates for all issued and outstanding shares of SBI common stock, in form satisfactory for transfer (including the requisite stock powers).

      15. Deliveries to SBI on the Closing Date. On the Closing Date, Acquiror shall deliver to SBI the following:

      (a) Certificate executed by the President of Acquiror confirming that the representations and warranties made pursuant to the Agreement are true and correct when first made and on the Closing Date and confirming compliance with the provisions of Section 13 hereof.

      (b) Certified copies of resolutions duly adopted by the Board of Directors of Acquiror authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

      (c) Stock certificates evidencing ownership of Acquiror Common registered in the names of the Shareholders pursuant to Section 2 hereof.

      (d) Such resignations of the present officers and directors of Acquiror as are required under this Agreement.

      16. Closing. The parties hereto agree that the closing hereunder ("Closing") and the Closing Date hereunder shall be held on or before July 15, 2001, unless the parties shall otherwise unanimously agree in writing to either an earlier or later date. In the event this transaction has not closed by such date as is indicated in this paragraph 16, it may be abandoned by either party pursuant to paragraph 18 hereof.

      17. Indemnification. Within the period provided in paragraph 11 hereof and in accordance with the terms thereof, each party to this Agreement, jointly and severally, shall indemnify and hold harmless each other party to whom a duty is owed hereunder by such party against and in respect to any liability, damage or deficiency in all actions, suits, proceedings, demands, assessments, judgments, cost and expenses, including attorneys' fees incident to any of the foregoing, resulting from any misrepresentation, breach of covenant or warranty or other non-fulfillment of any agreement on the part of any such party under this Agreement or from any misrepresentations or omissions from any document furnished or to be furnished to a party hereunder. After the Closing, any indemnification obligation of SBI shall be the obligation of the present shareholders of SBI. SBI, its shareholders, and the Acquiror jointly and severally, hereby (a) agree to the venue and jurisdiction of or in the state and federal courts of Clark

County, Nevada in connection with any actions commenced under this paragraph 17, and the enforcement of any settlements, orders, decrees and judgments arising therefrom or related thereto, and (b) irrevocably appoint the attorney who is listed as receiving a copy of the notices to it, to accept and receive any and all notices, service, orders, decrees, summons, pleadings and other documents relating thereto.

      18. Waiver, Modification, Abandonment.

      (a) Waivers. The failure of Acquiror to comply with any of its obligations, agreements or conditions as set forth herein may be waived expressly in writing by SBI , by action of its Board of Directors without the requirement of a vote of holders of SBI Common. The failure of SBI and/or the Shareholders to comply with any of their obligations, agreements or conditions as set forth herein may be waived expressly in writing by Acquiror, by action of its Board of Directors, without the requirement of a vote of Acquiror shareholders.

      (b) Modification. This Agreement may be modified (only in writing) at any time in any respect by the unanimous consent of all of the parties hereto.

      (c) Abandonment. The transactions contemplated by this Agreement may be abandoned on or before the Closing Date, notwithstanding approval of this Agreement by the shareholders of any party but only:

            (i) By the mutual agreement of the Boards of Directors of Acquiror and SBI;

            (ii) By the Board of Directors of Acquiror if any of the conditions provided in paragraph 12 or paragraph 14 shall not have been satisfied, complied with or performed in any material respect, and the Board of Directors of Acquiror shall not have waived in writing such failure of satisfaction, non-compliance or non-performance; or

            (iii) By the Board of Directors of SBI , if any of the conditions provided in paragraph 13 or paragraph 15 shall not have been satisfied, complied with or performed in any material respect, and the Board of Directors of SBI shall not have waived in writing such failure of satisfaction, non-compliance or non-performance.

      (d) Effect of Abandonment. If the transactions contemplated by this Agreement are abandoned as provided for in paragraph 18 hereof, (i) this Agreement shall forthwith become wholly void and shall have no effect and there shall be no liability to any party to this Agreement or to the directors, officers, representatives and agents of any such parties and (ii) each party shall pay its own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and the obtaining of the necessary approvals thereof, including fees and expenses of its counsel, accountants, and experts, if any.

      19. Execution. This Agreement shall become binding and legally effective when it has been executed by Acquiror, SBI and Shareholders.

      20. Miscellaneous.

      (a) Finders. Except as may be specifically set forth herein or in Exhibit G hereto, the parties acknowledge that there are no persons entitled to receive any finder's fee, brokerage or similar commission or fee in connection with the transactions contemplated by this Agreement and each party hereto indemnifies and holds the other parties harmless against any claim for any such finder's fee based on the alleged retention of a finder.

      (b) Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada as they are applied to agreements executed, delivered and to be performed entirely within the State of Nevada.

      (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, or by recognized overnight courier, addressed as set forth below:

            (i) If to Acquiror:

                  MoneyFlow Systems International Inc.
                  Unit # 3 - Bldg. F
                  5508 - 1st Street SE
                  Calgary Alberta T2H 2W0
                  Attn.: Harold F. Schultz, President

            (ii) If to SBI and Shareholders:

                  MoneyFlow Systems International Inc.
                  Unit # 3 - Bldg. F
                  5508 - 1st Street SE
                  Calgary Alberta T2H 2W0
                  Attn.: Harold F. Schultz, President

Any party may alter the address to which communications are to be sent by giving written notice of such change and address by conformity with the provisions of this paragraph of the giving of notice.

      (d) Binding Nature of Agreements; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

      (e) Entire Agreement; Amendment. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing.

      (f) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such actions as may be reasonably requested by any other party to carry out the intended purposes of this Agreement.

      (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                   {Balance of page intentionally left blank.}

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

MoneyFlow Systems, International Inc.

By:
   -------------------------------------
   Harold F. Schultz,  President

                                        Attest:______________________, Secretary


Security Bancorp Inc.

By:
   -------------------------------------
   Harold F. Schultz,  President

                                        Attest:______________________, Secretary


SHAREHOLDERS

                                   SCHEDULE A

                      SHAREHOLDERS OF SECURITY BANCORP INC.

Name Address and SS or ID No   Number of Shares SBI   Number of Shares Acquiror
-------------------------------------------------------------------------------

                            Form of Investment Letter

MoneyFlow Systems International Inc.
Unit # 3 - Bldg. F
5508 - 1st Street SE
Calgary Alberta T2H 2W0

Gentlemen:

      The undersigned hereby agrees to exchange all of the undersigned's Common Shares (hereinafter "Common Shares") in Security Bancorp Inc., an Alberta corporation (hereinafter " SBI") pursuant to an Acquisition Agreement, dated as of May 1, 2001, for the number of Common Shares of MoneyFlow International Systems, Inc. (the "Corporation") set forth under my name below. In that regard, there is transmitted herewith the number of shares of Common Stock of SBI set forth under my name below.

      In connection with the foregoing exchange of Securities, the undersigned warrants and represents the following:

1. The acquisition offer and corresponding exchange of the Securities was directly communicated to the undersigned in such a manner that the undersigned was able to ask questions and receive satisfactory answers concerning the terms and conditions of this issuance and at no time was the undersigned presented with or solicited by any promotional meeting, newspaper, magazine, radio or television advertisement or any other form of general advertising or solicitation;

2. The undersigned conducted his own due diligence on the Corporation;

3. The Shares are being acquired by the undersigned for investment in exchange for the undersigned's own Securities of SBI for my own account as "Restricted Securities" as that term is defined in Rule 144 of the Rules and Regulations adopted by the Securities and Exchange Commission under the Act and not with a view to the distribution thereof by public sale or other disposition. The undersigned does not intend to subdivide its acquisition with anyone;

4. The undersigned understands that the Shares being acquired hereunder have not been registered under the Act or the securities laws of any state;

5. The undersigned understands that it must bear the economic risk of the investment for an indefinite period of time because the Shares have not been registered under the Act or any state securities laws, and therefore, cannot be sold unless subsequently registered under the Act and any applicable state securities laws, or unless exemption from such registrations is available;

6. The undersigned understands that the Corporation will restrict the transfer of the Shares in accordance with the foregoing representations;

7. The undersigned agrees that all certificates representing Shares will contain the following legend or a substantial equivalent:

      "The securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "Restricted Securities" as that term is defined in Rule 144 under the Act. The Common Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, the availability of which is to be established to the satisfaction of the Corporation."

8. The undersigned agrees that if the Corporation should appoint a transfer agent, then a stop transfer order prohibiting the transfer of the Shares will be placed by the Corporation with its transfer agent;

9. The undersigned acknowledges and hereby agrees that the Corporation is under no obligation to register or qualify the Shares under the Act and the rules and regulations adopted thereunder unless otherwise specifically agreed to in writing by the Corporation;

10. The undersigned represents and warrants that in connection with the acquisition of the Shares, the undersigned has had made available or assessable to it, by the Corporation and its officers and directors, all information which it has deemed material to making an informed investment decision to acquire the Shares prior to its exchange of Shares; and

11. The undersigned acknowledges that there is no trading market for the Shares and no assurance can be given that such market will ever develop.

Very truly yours,

        Signature

Print Name:

Number of Security Bancorp Inc. shares being surrendered :

Number of MoneyFlow Systems International Inc. shares being received:

Address: __________________________

___________________________________
Social Security Number:

Dated:


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